2.5
                         By-Laws of Legacy Brands, Inc.

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                                    BY-LAWS

                                       OF

                              GREG PLUNKETT, INC.


                                   ARTICLE I

                                    OFFICES


        Section 1.01 PRINCIPAL OFFICE. The principal executive office of this Corporation shall be located at such place as the Board of Directors may from time to time authorize.

        Section 1.02 OTHER OFFICES. Additional offices of this Corporation shall be located at such place or places, within or outside the State of California, as the Board of Directors may from time to time authorize.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

        Section 2.01 PLACE OF MEETINGS. Meetings of the Shareholders shall be held at any place within or outside of the State of California, designated by the Board of Directors. In the absence of any such designation, Shareholder's Meetings shall be held at the principal executive office of the Corporation.

        Section 2.02 ANNUAL MEETING. The annual meeting of Shareholders shall be held on the 1st of May in each year at 10:00 a.m. However, if this day falls on a Saturday, Sunday or legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, Directors shall be elected, and any other proper business within the power of the Shareholders may be transacted.

        Section 2.03 SPECIAL MEETING. A special meeting of the Shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President or Vice-President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

        A special meeting shall be called by any person or persons other than the Board of Directors, by a request in writing made to the Chairman of the Board of Directors, the President, any Vice-President, or the Secretary of the Corporation. Such officer shall promptly cause Notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or by these By-Laws. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

        Section 2.04 NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of Shareholders shall be sent or otherwise delivered in accordance with Section
2.05 of this ARTICLE II, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the

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general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving notice, intend to present for action by the Shareholders. The notice of any meeting in which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

        If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a Director has a direct or indirect financial interest under Section 310 of the Corporations Code of California,
(b) an amendment of the Articles of Incorporation under Section 902 of that Code, (c) the reorganization of the Corporation under Section 1201 of that Code,
(d) a voluntary dissolution of the Corporation under Section 1900 of that Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that Code, the notice shall also state the general nature of that proposal.

        Section 2.05 MANNER OF GIVING NOTICE. Notice of a Shareholders' Meeting shall be given personally or by mail, or other means of written communication, addressed to each Shareholder at the address of such Shareholder appearing on the books of the Corporation, or given by such Shareholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the United States Post Office or sent by other means of written communication.

        All such notices shall be given to each Shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting.

        Section 2.06 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the Shareholders shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjourned notwithstanding the withdrawal of enough Shareholders to be less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shareholders required to constitute a quorum.

        Section 2.07 Adjourned Meeting. Any Shareholders' Meeting, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.06 of this ARTICLE II.

        When any meeting of the Shareholders is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting in which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjournment, if required shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05 of this ARTICLE II. At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

        Section 2.08 VOTING. Voting at any meeting of Shareholders need not be by ballot; provided, however, that elections for Board of Directors must be by ballot if balloting is demanded by a Shareholder at the meeting and before the voting begins.

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        In the absence of any contrary provisions in the Articles of
Incorporation or any relevant statutes, each Shareholder shall be entitled to one (1) vote for each share held.

        Every person entitled to vote at an election for Directors may cumulate his votes, that is, he may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled and may cast said total number of votes for one or more candidates in such proportions as he thinks fit. No Shareholder shall be entitled to so cumulate his votes unless the candidates for which he is voting have been placed in nomination prior to the voting and a Shareholder has given notice at the meeting, prior to the vote, of his intention to cumulate votes. The candidates receiving the highest number of votes, up to the number of Directors to be elected, are elected.

        Section 2.09 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who is not present in person or by proxy, signs a written waiver of notice or consent to the holding of a meeting, or approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the Shareholders, except if action is taken or proposed to be taken for approval of any of those matters specified in the second Paragraph of Section 2.04 of this
ARTICLE II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents, or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

        Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when a person objects, at the beginning of a meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

        Section 2.10 SHAREHOLDERS' ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice, if written consents, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that may be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

         Directors may not be elected by written consent, except by unanimous written consent of all shares entitled to vote for the election of Directors, provided, however, that Shareholders may fill a vacancy or vacancies on the Board of Directors by written consent of a majority of outstanding shares entitled to vote.

        Unless consent of all Shareholders entitled to vote has been solicited in writing, notice of any Shareholder approval without a meeting by less than a unanimous written consent shall be promptly given pursuant to Section 2.05 of this ARTICLE II. Such notice shall be given within ten (10) days in cases where Shareholders' approval relates to (a) contracts or transactions in which a Director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (b) indemnification of agents of the Corporation under Section 317 of that Code (c) a reorganization of the Corporation under Section 3001 of that Code, or (d) a

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distribution and dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of that Code.

        Any Shareholder giving a written consent may revoke the consent by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation is effective upon its receipt by the Secretary.

        Section 2.11 RECORD DATE FOR SHAREHOLDERS' NOTICE, VOTING AND GIVING CONSENT. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only Shareholders or record of the date so fixed are entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporations Law.

        If the Board of Directors do not so fix a record date, (a) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be (i) at the close of business on the business date next preceding the day on which notice is given, or (ii) if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (b) the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the Board has been taken shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

        Section 2.12 PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by written proxy executed by the person or such person's duly authorized agent, and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after expiration of eleven (11) months from the date of its execution, unless it states the period during which it is valid and it is held by one of the persons specified in Section 705(e) of the California Corporations Code. The manner of execution, suspension, revocation and exercise of a proxy is governed by law.

                                  ARTICLE III

                               BOARD OF DIRECTORS

        Section 3.01 POWERS. Subject to the provisions of law and to any limitations in the Articles of Incorporation or these By-Laws as to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day to day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

        Section 3.02 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of

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Incorporation or by amendment to these By-Laws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

        Section 3.03 ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy shall hold office until the expiration of the term for which elected and until his successor has been elected and qualified.

        Section 3.04 RESIGNATIONS. Any Director of the Corporation may resign effective upon a written notice to the Chairman of the Board, President, Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

        Section 3.05 VACANCIES. A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of the court, or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail at any meeting of the Shareholders at which any Director or Directors are elected to elect the number of Directors to be voted for at that meeting, or if for whatever reason there are fewer Directors on the Board of Directors than the full number authorized.

        Vacancies on the Board of Directors may be filled by a majority of the remaining Directors whether or not less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled by only the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

        The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

        Section 3.06 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special Meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, as long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

        Section 3.07 ANNUAL MEETING. Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting at the place that the annual meeting of Shareholders was held or at any other place that shall have been designated by the Board of Directors, for the purpose of organization, any desired election of the Board of Directors, and the transaction of other business. Notice of this meeting shall not be required.

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        Section 3.08 SPECIAL MEETINGS. Special meetings of the Board of
Directors for any purpose or purposes shall be called at any time by the Chairman of the Board or the President or any Vice-President, Secretary or any two (2) Directors.

        Notice of any special meeting of the Board shall be given to each Director by first class mail, postage prepaid, at least four (4) days in advance of the meeting or delivered in person or by telephone or telegraphic device at least forty-eight (48) hours in advance of the meeting.

        Section 3.09 QUORUM. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise specifically provided in the Articles of Incorporation of this Corporation, in these By-Laws, or by law, every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting in which a quorum was initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 3.10 WAIVER OF NOTICE AND CONSENT TO MEETING. The transactions of any meeting of the Board of Directors, however called and noticed, and wherever held, shall be as valid as though had a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding a meeting or approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the appropriate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed duly given to any Director who attends the meeting without protesting, before or at its commencement, the lack of notice to that Director.

        Section 3.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors pursuant to the Articles of Incorporation or these By-Laws may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

        Section 3.12 ADJOURNMENT AND NOTICE OF ADJOURNMENT. A majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

        Section 3.13 COMPENSATION. Directors and members of committees shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board of Directors. This section 3.13 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

        Section 3.14 COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee. Any committee to the extent provided in the resolution of the Board shall have all the authority of the Board, except with respect to (a) the approval of any action for which Shareholder approval or approval of the outstanding shares is required by the California Corporations Code; (b) the filing of vacancies on the Board of Directors or any of its committees; (c) the fixing of

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compensation of Directors for serving on the Board of Directors or any of its committees; (d) the adoption, amendment or repeal of these By-Laws; (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (f) a distribution to the Shareholders, except at a rate or periodic amount within a price range determined by the Board of Directors; or (g) the appointment of other committees of the Board of Directors or the members thereof.


                                   ARTICLE IV
                                    OFFICERS

        Section 4.01 OFFICERS OF CORPORATION. The Corporation shall have a Chairman of the Board or a President or both, a Secretary, a Chief Financial Officer and such other officers with such titles and duties as the Board of Directors may determine from time to time, are necessary. Any two or more offices may be held by the same person.

        Section 4.02 APPOINTMENT. All officers shall be chosen and appointed by the Board of Directors and serve at its pleasure, subject to the rights, if any, of an officer under a contract of employment.

        Section 4.03 INABILITY TO ACT. In the case of absence or inability to act on the part of any officer of the Corporation or of any person authorized by these By-Laws to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person who they may select, for such period of time as the Board of Directors deems necessary.

        Section 4.04 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be confirmed by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of receipt of that notice, or at any later time specified in that notice, and, unless otherwise specifically specified in that notice, the acceptance of that resignation shall not be necessary to make it effective. Any resignation is without prejudice as to the rights, if any, of the Corporation under any contract to which the officer is a party.

        Section 4.05 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if such an officer exists, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the power and duties prescribed in Section 4.06 of this ARTICLE IV.

        Section 4.06 PRESIDENT. Subject to such powers, if any, as may be given by the By-Laws or Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the general manager and Chief Executive Officer of the Corporation and shall, subject to control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or, if there is none, at all meetings of the Board of Directors. He shall have the general power and duties of management usually vested

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in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

        Section 4.07 VICE-PRESIDENT. The Vice-President or the Vice-Presidents in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant and shall perform such other duties and have such other powers as the Board or the President shall from time to time designate.

        Section 4.08 SECRETARY. The Secretary shall (a) keep or cause to be kept minutes of all meetings of the Corporation, Shareholders, Board of Directors and Committees of the Board of Directors, if any, and such minutes shall be kept in written form; (b) keep or cause to be kept at the principal executive office of the Corporation, or at the office of its transfer agent or registrar, if any, a record of the Corporation's Shareholders, showing the names and addresses of the Shareholders, and the number and class of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form; (c) give or cause to be given notice of all meetings of Shareholders and Directors, as required by law, or by these By-Laws;
(d) exercise such powers and perform such duties as are usually vested in the office of Secretary of the Corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-Laws.

        Section 4.09 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall (a) keep and maintain or cause to be kept and maintained adequate and correct books and records of account for the Corporation; (b) deposit all monies and other valuables in the name and to the credit of the Corporation with depositaries as may be designated by the Board of Directors; (c) disburse the funds of the Corporation as may be ordered by the Board of Directors;
(d) render a statement of the financial condition of the Corporation at any meeting of or upon demand by the Board of Directors and make a full financial report at any annual meeting of the Shareholders if called upon to do so;
(e) exercise such powers and perform such duties as are usually vested in the office of Chief Financial Officer of the Corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

                                   ARTICLE V
                             EXECUTION OF DOCUMENTS

        Section 5.01 EXECUTION OF CONTRACT AND OTHER INSTRUMENTS. Except as these By-Laws otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                                   ARTICLE VI
                        ISSUANCE AND TRANSFER OF SHARES

        Section 6.01 CERTIFICATE FOR SHARES. Certificate or certificates for shares of the capital stock of the Corporation shall be issued to each Shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that these certificates shall state the amount of the consideration to be paid for

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them and the amount paid. A certificate shall be in such form as shall be provided by the Board of Directors and shall fully comply with the provisions of the Corporation's Code of the State of California. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be a facsimile.

        Section 6.02 SURRENDER OF CERTIFICATES. If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

        Section 6.03 LOST CERTIFICATES. Except as provided in this Section 6.03, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificates for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by bond or other adequate security sufficient to protect the Corporation against any claim that may be made against the Corporation, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

        Section 6.04 TRANSFER ON THE BOOKS. The Corporation shall be under a duty to record a transfer of shares on the books of the Corporation, to cancel the old certificate and to issue a new certificate to the person entitled thereto, upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with the applicable federal and state securities laws, and if the Corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with.

        Section 6.05 PARTLY PAID SHARES. The transferor and transferee of partly paid shares, if any are issued, shall be liable to the Corporation for the unpaid balance of such shares as provided by law.

                                  ARTICLE VII
                              RECORDS AND REPORTS

        Section 7.01 MAINTENANCE AND INSPECTION OF RECORD OF SHAREHOLDERS. The Corporation shall keep at its principal executive office, or at the office of its transfer agent, or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each Shareholder. A Shareholder or holder of a voting trust certificate shall be entitled to inspect such records as provided by law.

        Section 7.02 MAINTENANCE AND INSPECTION OF BY-LAWS. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State, the original or a copy of the By-Laws as amended to

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date, which shall be open for inspection by the Shareholders at all reasonable times during office hours.

        Section 7.03 MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of the proceedings of Shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. Minutes shall be kept in written form and accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interest as a Shareholder or as a holder of a voting trust certificate. Inspection may be made in person or by agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

        Section 7.04 INSPECTION BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and nature and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

        Section 7.05 ANNUAL REPORTS TO SHAREHOLDERS. The annual report to Shareholders referred to in Section 1501 of the California Corporations Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the Corporation as they consider appropriate.

        Section 7.06 FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file at the principal executive office of the Corporation for twelve (12) months. Each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement, or a copy shall be mailed to any such Shareholder.

        If a Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three (3) month, six (6) month or nine (9) month period of the current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request.

        The Corporation shall also, on the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly income statement which has been prepared, and a balance sheet as of the end of that period.

        The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation, that the financial statements were prepared without audit of the books and records of the Corporation.

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

                                  ARTICLE VIII
       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

        The Corporation shall, to the maximum extent permitted by the California General Corporations Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation, and shall have power to advance to each such agent expenses incurred in defining any such proceedings to the maximum extent permitted by that law. For purposes of this ARTICLE VIII, an agent of the Corporation includes any person who is or was a Director, Officer, Employee, or other agent of the Corporation, or is or was serving at the request of the Corporation, as a Director, Officer, Employee or Agent of another Corporation, partnership, joint venture, trust, or other enterprises, or was a Director, Officer, Employee, or Agent of a corporation, which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                                   ARTICLE IX
                                GENERAL MATTERS

        Section 9.01 BY-LAW AMENDMENTS. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be adopted, by the affirmative vote or written consent of the majority of the outstanding shares entitled to vote, and the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or by the Articles of Incorporation to vote as a class or series on the amendment, repeal or adoption of any By-Law or By-Laws. Subject to said right of the Shareholders to amend, repeal, or adopt By-Laws, these By-Laws may be amended or repealed or new By-Laws may be adopted, by the Board of Directors; except that the Board of Directors shall have no power to amend, repeal, or adopt a By-Law changing the authorized number of Directors. At any time the Shareholders may adopt a By-Law limiting or restricting the power of the Directors to amend, repeal or adopt by-laws, or depriving them of such power altogether.

        Section 9.02 CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the California General Corporations Law shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural includes the singular, and the term "person" includes both a corporation and a natural person.

        Section 9.03 REIMBURSEMENT. If all or part of the salary or other compensation paid to, or entertainment expense incurred by, an employee, officer, or director of the Corporation is finally determined not to be allowable as a federal or state income tax deduction, the employee, officer or director shall repay to the Corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed.

                                   ARTICLE X
                            CERTIFICATE OF SECRETARY

        I certify that:

        I am the Secretary of Greg Plunkett, Inc., a California corporation.

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

        The attached By-Laws are the By-Laws of the Corporation approved by the written consent of the Board of Directors.



Dated:  February 24, 1994                     /s/ Steven Kay
        __________________                    __________________________
                                              Steven Kay, Secretary


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